UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
August 9, 2007

CATALYTICA ENERGY SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-31953	77-0410420
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
301 West Warner Road, Suite 132
Tempe, AZ 85284
(Address of principal executive offices, including zip code)
(480) 556-5555
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     Amendment No. 1 to Contribution and Merger Agreement
     On August 9, 2007, Catalytica Energy Systems, Inc. (“Catalytica”) entered into an Amendment No. 1 to Contribution and Merger Agreement (the “Amendment”) with Renegy Holdings, Inc., a Delaware holding company and wholly-owned subsidiary of Catalytica (“Renegy”), Snowflake Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Renegy (“Merger Sub”), Renegy, LLC, an Arizona limited liability company (“Renegy LLC”), Renegy Trucking, LLC, an Arizona limited liability company (“Renegy Trucking”), Snowflake White Mountain Power, LLC, an Arizona limited liability company (“Snowflake” and together with Renegy LLC and Renegy Trucking, the “Renegy Companies”), Robert M. Worsley (“R. Worsley”), Christi M. Worsley (“C. Worsley”) and the Robert M. Worsley and Christi M. Worsley Revocable Trust (the “Worsley Trust” and, together with R. Worsley and C. Worsley, “Worsley”).
     The Amendment amends that certain Contribution and Merger Agreement, which was entered into by and among Catalytica, Renegy, Merger Sub, the Renegy Companies and Worsley on May 8, 2007 (the “Contribution and Merger Agreement”), to provide that at the effective time of the merger, each share of Catalytica common stock will be converted into the right to receive from Renegy one-seventh (1/7th) of a share of Renegy common stock (the “Per Share Merger Consideration”) pursuant to the terms and conditions of the Contribution and Merger Agreement. The parties adjusted the Per Share Merger Consideration with the intent that Renegy be able to comply with the minimum share price requirement for initial listing on the NASDAQ Global Market. As adjusted for the Per Share Merger Consideration, the Worsley Trust will receive 3,774,048 shares of Renegy common stock and warrants to purchase up to 2,473,023 shares of Renegy common stock at an exercise price of $16.38 per share in connection with the transactions contemplated by the Contribution and Merger Agreement. The Amendment also makes several conforming changes to the Contribution and Merger Agreement and exhibits thereto to reflect application of the new Per Share Merger Consideration.
     The Amendment further provides that the valuation of the warrants to be issued in the transaction for federal and state income tax purposes will be based on a valuation obtained through an appraisal as of the closing of the transaction by an independent appraiser mutually acceptable to the parties to the Contribution and Merger Agreement, and that amount will be reported by the parties for such purpose as taxable boot under Section 351(b) of the Internal Revenue Code of 1986, as amended.
     The foregoing summary of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference in its entirety.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

2.1	Amendment No. 1 to Contribution and Merger Agreement dated as of August 9, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CATALYTICA ENERGY SYSTEMS, INC.
By:	/s/ Robert W. Zack
Robert W. Zack
President, Chief Executive Officer and Chief Financial Officer

Date: August 9, 2007

EXHIBIT INDEX

Exhibit No.	Description

2.1	Amendment No. 1 to Contribution and Merger Agreement dated as of August 9, 2007.

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